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                                                                   Exhibit 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-8 of our report dated March 8, 1996 related to the financial statements of Newporter Beach Hotel Investments L.L.C. as of December 31, 1995, and for the period from March 10, 1995 through December 31, 1995.



                                       /s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
December 8, 1997